LOCK-UP AGREEMENT


         WHEREAS, MultiMedia Access Corporation (the "Company") proposes to sell shares (the "Shares") of its Common Stock (the "Common Stock") in an underwritten public offering (the "Public Offering"), the underwriters of which are expected to be National Securities Corporation and Network 1 Financial Securities, Inc. (each an "Underwriter" and together the "Underwriters");

         WHEREAS, the Underwriters have indicated that the prospect of public sales of any Common Stock prior to the terms set forth in this letter would be detrimental to its underwriting effort.

         WHEREAS,   the   Underwriters   have  requested  that  the  undersigned
securityholder (the "Securityholder") agree not to sell any shares of Common Stock or warrants to purchase Common Stock prior to the release of the securities by the Underwriter according to the following schedule: on the three hundred sixty-sixth (366th) day after the effective date of the Registration Statement on Form SB-2 to be filed by the Company relating to the Shares and the Underwritten Warrants (the "Registration Statement") the underwriters agree to release twenty-five percent (25%) of the securities covered by this agreement with an additional twenty five percent (25%) to be released every ninety (90) days thereafter until no securities are subject to this agreement.

         WHEREAS, the Securityholder recognizes that it is in the best financial interests of the Securityholder, as a stockholder, warrantholder and/or optionholder of the Company, that the Company complete the proposed Public Offering.

         WHEREAS, The Securityholder further recognizes that the Securityholder's Common Stock, or options or warrants to purchase Common Stock, are, or may be, subject to certain restrictions on their transferability, including those imposed by the federal securities laws. Notwithstanding these restrictions, the Securityholder has agreed to enter into this agreement to further assure the Underwriters that the Securityholder's Common Stock or warrants to purchase Common Stock will not enter the public market at a time that might impair the underwriting effort.

         THEREFORE, the undersigned parties agree as follows:

         The Securityholder hereby acknowledges and agrees that, except with the prior written consent of both Underwriters during the first twelve (12) months following the effective date of the registration statement and the prior written consent of either Underwriter during the second twelve (12) months following the effective date of the registration statement, the Securityholder will not, directly or indirectly offer, sell, contract to sell, make any short sale, pledge, grant any option to purchase or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock, including warrants or options to purchase Common Stock, held by the Securityholder prior to the release by the Underwriter of the securities. Such written consent will not be unreasonably withheld.

         The Underwriters agree to release twenty-five percent (25%) of the securities covered by this agreement on the three hundred sixty-sixth (366th) day after the effective date of the Registration Statement and an additional twenty five percent (25%) every ninety (90) days thereafter until no securities are subject to this agreement. Such release will be automatic and will not require the written consent of either Underwriter. The release schedule shall not preclude the Securityholder from transferring any amount of securities covered by this agreement in the event that the Securityholder receives the prior written consent of the Underwriters or either Underwriter in accordance with the preceding paragraph.

         Notwithstanding the foregoing, the Securityholder shall have the right to transfer the shares of Common Stock, or warrants to purchase Common Stock, held by the Securityholder to or for the benefit of any spouse, child or grandchild, or a trust for his own or their benefit; provided that such shares of Common Stock or warrants shall remain subject to the foregoing restriction on transfer and any such permitted transferee shall, as a condition to such transfer, deliver to the Underwriters a written instrument confirming that such transferee will be bound by the terms and conditions of the foregoing restriction on transfer.

Securityholder


/s/  Robert Bernardi
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Robert Bernardi



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Richard Bernardi - Trustee


National Securities Corporation                Network 1 Financial Securities


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By:                                            By:


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